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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Editorial Contact:             Investor Relations Contact:

Kellie DiNaro                  Rosie Sundell
Gadzoox Networks               Gadzoox Networks
408-361-6229                   408-360-6011
kdinaro@gadzoox.com            rsundell@gadzoox.com


                        GADZOOX NETWORKS UPDATES GUIDANCE


         SAN JOSE, Calif.--June 25, 2002--Gadzoox Networks, Inc. (Nasdaq:ZOOX) a global supplier of innovative Storage Area Network (SAN) products, announced today updated guidance for the first fiscal quarter, ending June 30, 2002.

           According to the Company, sales for the first quarter ending June 30, 2002 are anticipated to be in the range of $4.0 to $4.2 million. The Company's projection made in connection with the release of fourth quarter results was for first quarter sales of $5.5 million. The shortfall is a result of a reduction in the purchase commitment by Compaq (now the New HP) for the embedded Fabric Switch 6, due to their lower than forecasted sales for the MSA1000 product. At this revenue level, the Company anticipates a higher than projected operating loss and cash usage for the quarter. Guidance for second quarter revenue and cash flow as well as second half profitability is under review and will be updated at the Company's next earnings conference call.

         "The MSA1000 sales appear to have been impacted this quarter due in part to the disruption associated with the HP/Compaq merger, which includes a change in Compaq's fiscal quarter end from June 30, 2002 to July 31, 2002. While this news from Compaq is disappointing, we believe that this quarter's results are not a reflection of market demand for the MSA1000 and we remain optimistic about the future demand of the MSA1000 following the completion of the integration activities at the New HP"" stated Steve Dalton, President and CEO of Gadzoox Networks. "Today a significant portion of our revenue has been derived from a single source and I recognize that this is an issue. As a result, one of my first priorities as new CEO has been to review previously set financial goals and business focus. As you will see this week and over the coming weeks, I have taken immediate actions to set new direction for the Company, which includes the closing of new business transactions and expanding our customer base."

ABOUT GADZOOX NETWORKS

Since 1996 Gadzoox Networks has led the industry in market "firsts" and continues to drive the Storage Area Network (SAN) edge market with innovative Fibre Channel switching technology. The company has consistently delivered a time to market advantage to major OEM customers enabling them to create clear business value for their customer base. Gadzoox Networks is a voting member of the Storage Networking Industry Association (SNIA), with corporate headquarters located in San Jose, California. For more information about Gadzoox Networks' products and technology advancements in the SAN industry, visit the company's Web site at http://www.gadzoox.com.
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FORWARD LOOKING STATEMENTS

The foregoing statements regarding anticipated results for the first fiscal quarter ending June 30, 2002, projected operating loss and cash usage, impact of the HP/Compaq merger on MSA 1000 sales, this quarter's MSA 1000 results not reflecting market demand and optimism for future demand for the MSA 1000, the Company's ability to close new business and expand its customer base, are forward-looking statements and are subject to risks and uncertainties. We assume no obligation to update any such forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to market acceptance of the Company's new products, in particular the Slingshot 2Gb open fabric switch product line and the newly announced Slingshot-ES embedded platform, and the speed at which customers adopt current and new products for SANs; the Company's dependence on a limited number of products, a significant portion of which are sold to a limited number of partners including OEM and distribution channel partners; the availability of capital; the ability and willingness of the Company's distribution channel partners to sell the Company's products; the Company's dependence on a limited number of customers; growth rates of the market segment within which the Company participates; the Company's ability to develop, introduce, ship and support new products; the Company's ability to meet future capital requirements; competition in the Company's industry and the timing of new technology and product introductions; the ability to retain and hire skilled personnel; and the Company's dependence on its contract manufacturer. These risks and uncertainties along with others are available and discussed in detail in Gadzoox Networks' SEC filings, including the company's Form 10-k for the year ended March 31st, 2001 and Form-10Q for the quarter ended Dec 31st, 2001.

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